THE GABELLI MULTIMEDIA TRUST INC. 8-K

Exhibit 10.1

Subscription Agent Agreement

Between

Gabelli Multimedia Trust Inc.

and

Computershare Trust Company, N.A.,

Computershare Inc.

THIS SUBSCRIPTION AGENT AGREEMENT (the “Agreement”) is entered into as of this 21st day of June 2024 (the “Effective Date”) by and among Gabelli Multimedia Trust, Inc., a company organized and existing under the laws of the State of Maryland (the “Company”), Computershare Inc. (“Computershare”) a Delaware corporation and its fully owned subsidiary Computershare Trust Company, N.A., a national banking association (the “Trust Company” and together with Computershare, the “Agent”).

SUBSCRIPTION AGENT SERVICES

1.	Appointment

1.1         Company is making an offer (the “Subscription Offer”) to issue to holders of record of its outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), at the close of business on June 28, 2024 (the “Record Date”), the right to subscribe for and purchase (each such right, a “Right”, and collectively, the “Rights”) shares of common stock (the “Additional Common Stock”) at a purchase price of $5.00 per share of the Additional Common Stock (the “Subscription Price”), payable as described on the Subscription Form (as defined below) or any web site established for purposes of effectuating the Offer. Agent agrees to establish the offer web site, which shall be a dedicated event website for eligible Stockholders to securely sign in, review transactional / Offer materials, make elections, or enter instructions (collectively, “Electronic Instructions”) in connection with the Subscription Offer ( an “Offer Web Site”), which together, as they may be amended from time to time, constitute the Subscription Offer, sent to eligible shareholders, upon the terms and conditions set forth therein. The term “Subscribed” shall mean submitted for purchase from Company by a stockholder in accordance with the terms of the Subscription Offer, and the term “Subscription(s)” shall mean any such submission. Company hereby appoints Agent to act as subscription agent in connection with the Subscription Offer and Agent hereby accepts such appointment in accordance with and subject to the terms and conditions of this Agreement.

1.2         The Subscription Offer will expire at 5:00pm, Eastern Time, on July 22, 2024 (the “Expiration Time”), unless Company shall have extended the period of time for which the Subscription Offer is open, in which event the term “Expiration Time” shall mean the latest time and date at which the Subscription Offer, as so extended by Company from time to time, shall expire.

1.3         Company filed a registration statement relating to the Additional Common Stock with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), on April 15, 2024, and such registration statement was declared effective on April 19, 2024. The terms of the Additional Common Stock are more fully described in the prospectus forming a part of the registration statement as it was declared effective. All terms used and not defined herein shall have the same meaning(s) as in the prospectus.

1.4         Promptly after the Record Date, Company will furnish Agent with, or will instruct Agent, in its capacity as transfer agent for Company, to prepare, a certified list in a format acceptable to Agent of holders of record of the Common Stock at the Record Date, including each such holder’s name, address, taxpayer identification number (“TIN”), share amount with applicable tax lot detail, any certificate detail and information regarding any applicable account stops or blocks (the “Record Stockholders List”).

1.5         Client will promptly review and approve the Offer Web Site in order to launch concurrently with the Record Date.

1.6         No later than the earlier of (i) forty-five (45) days after the Record Date or (ii) January 15 of the year following the year in which the Record Date occurs, Company shall deliver to Agent written direction on the adjustment of cost basis for covered by IRS cost basis reporting requirements securities that arise from or are affected by the Subscription Offer in accordance with current Internal Revenue Service regulations (see the Tax Instruction/Cost Basis Information Letter attached hereto as Exhibit A for additional information).

2.	Subscription of Rights

2.1         The Rights entitle the holders to subscribe, upon payment of the Subscription Price, for shares of the Additional Common Stock at the rate of one (1) share(s) for each four (4) Rights (the “Basic Subscription Privilege”). No fractional Rights will be issued, but the Subscription Offer includes a step-up privilege entitling the holder of fewer than four (4) Rights to subscribe for and pay the Subscription Price for one full share of the Common Stock.

2.2         If subscribing shareholders who exercise their Rights in full are entitled to exercise an oversubscription right, then Company shall provide Agent with instructions regarding the allocation to such shareholders of the Additional Common Stock after the initial allocation thereof.

2.3         Except as otherwise indicated to Agent by Company in writing, all of the Additional Common Stock delivered hereunder upon the exercise of the Rights will be delivered free of restrictive legends. Company shall, if applicable, inform Agent as soon as possible in advance as to whether any Additional Common Stock issued hereunder is to be issued with restrictive legend(s) and, if so, Company shall provide the appropriate legend(s) and a list identifying the affected shareholders, certificate numbers (if applicable) and share amounts for such affected shareholders.

3.	Duties of Subscription Agent

3.1         Agent shall issue the Rights in accordance with this Agreement in the names of the holders of the Common Stock of record on the Record Date, keep such records as are necessary for the purpose of recording such issuance(s), and furnish a copy of such records to Company.

3.2         Promptly after Agent receives the Record Stockholders List, Agent shall:

(a)	deliver or cause to be delivered, either by email or by first class mail, as the company shall instruct, the following:

(i)	if by first class mail, then to each holder of the Common Stock of record on the Record Date whose address of record is within the United States of America and Canada with no valid email address on file, (A) a subscription form with respect to the Rights to which such stockholder is entitled under the Subscription Offer (the “Subscription Form”), (B) a copy of the prospectus and (C) a return envelope addressed to Agent.

(ii)	If by email, as directed by Company, then to each holder of record of the Outstanding Stock on the Record Date with a valid email address, access information and the dedicated web URL of the Offer Website allowing such holders to submit instructions to participate in the Subscription Offer as well as download and review a subscription form with respect to the Rights to which such stockholder is entitled under the Subscription Offer (the “Subscription Form”) a copy of the information statement or prospectus and

(b)	At the direction of Company, deliver or cause to be delivered, or send via first class mail or email, as the Company shall instruct, to each holder of record of the Common Stock on the Record Date whose address of record is outside the United States of America and Canada, or is an A.P.O. or a F.P.O. address, a copy of the prospectus. Agent shall refrain from delivering the Subscription Form to any holder of record of the Common Stock on the Record Date whose address of record is outside the United States of America and Canada, or is an A.P.O. or a F.P.O. address, and hold such Subscription Form for the account of such stockholder subject to such stockholder making satisfactory arrangements with Agent for the exercise or other disposition of the Rights described therein, and effect the exercise, sale or delivery of such Rights in accordance with the terms of this Agreement if notice of such arrangements is received at or before 11:00 a.m., Eastern Time, on July 18, 2024. In the event that a request to exercise the Rights is received from such a holder, Agent will consult with Company for instructions as to the number of shares of the Additional Common Stock, if any, Agent is authorized to issue.

(c)	Upon request by Company, Agent shall deliver a copy of the prospectus, either by first class mail or by email, as the company shall instruct (i) to each assignee or transferee of the Rights upon receiving appropriate documentation satisfactory to Agent to register the assignment or transfer thereof and (ii) with shares of the Additional Common Stock when such are issued to persons other than the registered holder of the Rights.

(d)	Agent shall accept Subscriptions upon the due exercise of the Rights (including payment of the Subscription Price) in physical form or via the dedicated Offer Website, on or prior to the Expiration Time in accordance with the Subscription Form.

(e)	With respect to Subscriptions for shares of Additional Common Stock, Agent shall accept Subscriptions from persons who were registered holders of Common Stock on the Record Date, without further authorization or direction from Company, without procuring supporting legal papers or other proof of authority to sign (including without limitation proof of appointment of a fiduciary or other person acting in a representative capacity), and without signatures of co-fiduciaries, co-representatives or any other person; provided that Agent may accept Subscriptions in accordance with instructions from any Rights holder that elects to subscribe for shares of Additional Common Stock to the extent such holder is deemed ineligible to subscribe for shares of Additional Common Stock:

(i)        If the Right is registered in the name of a fiduciary and the Subscription Form is executed by such fiduciary, provided, that the Additional Common Stock is to be issued in the name of such fiduciary;

(ii)       If the Right is registered in the name of joint tenants and the Subscription Form is executed by one of the joint tenants, provided, that the Additional Common Stock is to be issued in the names of such joint tenants; or

(iii)     If the Right is registered in the name of a corporation and the Subscription Form is executed by a person in a manner which appears or purports to be done in the capacity of an officer or agent thereof, provided, that the Additional Common Stock is to be issued in the name of such corporation.

(f)	Each document or Electronic Instruction, received by Agent relating to its duties hereunder shall be dated and time stamped when received at the applicable electronic or physical address(es) as outlined in the offering documents.

(g)	Agent shall, absent specific and mutually agreed upon instructions between Agent and Company, follow its normal and customary procedures with respect to the acceptance or rejection of all Subscriptions received after the Expiration Time. Subscriptions not authorized to be accepted pursuant to this Section 3 and Subscriptions otherwise failing to comply with the terms and conditions of the Subscription Form will be rejected and returned to the applicable shareholder.

(h)	Company shall provide an opinion of counsel prior to the Expiration Time to set up a reserve of the Additional Common Stock. The opinion shall state that all of the Additional Common Stock, or the transactions in which they are being issued, as applicable, are:

(i)	Registered, or subject to a valid exemption from registration, under the 1933 Act, and all appropriate state securities law filings have been made with respect to the Additional Common Stock, or alternatively, that the shares of the Additional Common Stock are “covered securities” under Section 18 of the 1933 Act; and

(ii)	Validly issued, fully paid and non-assessable.

4.	Acceptance of Subscriptions

4.1         Following Agent’s first receipt of Subscriptions, on each business day, or more frequently if reasonably requested as to major tally figures, forward a report by email to John Ball (the “Company Representative”) as to the following information, based upon a preliminary review (and at all times subject to a final determination by Company) as of the close of business on the preceding business day or the most recent practicable time prior to such request, as the case may be: (i) the total number of shares of the Additional Common Stock Subscribed for; (ii) the total number of the Rights sold; (iii) the total number of the Rights partially Subscribed for; (iv) the amount of funds received; and (v) the cumulative totals in categories (i) through (iv), above.

4.2         As promptly as possible following the Expiration Time, advise the Company Representative by email of (i) the number of shares of the Additional Common Stock Subscribed for and (ii) the number of shares of the Additional Common Stock unsubscribed for.

5.	Deposit of Funds

5.1         Upon acceptance of a Subscription, all funds accompanying a Subscription and received by Computershare under this Agreement which are to be held by Computershare in the performance of services hereunder (the “Funds”) shall be held by Computershare as agent for Company at commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P Global Inc. (“S&P”) (LT Local Issuer Credit Rating), Moody’s Investors Service, Inc. (“Moody’s”) (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Until paid pursuant to this Agreement, Computershare may hold or invest the Funds through such accounts, upon Company’s written instruction, in (A) short-term obligations of the United States with maturities of no more than thirty (30) days or guaranteed by the United States and backed by the full faith and credit of the United States, (B) commercial paper obligations of issuers organized under the Law of a state of the United States, rated A-1 or P-1 or better by Moody’s or S&P, respectively or (C) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion; provided that in the case of each of clauses A through C, no such investment shall have a maturity of more than thirty (30) days. Agent shall furnish, upon Company’s reasonable request, reports to Company showing the current balances of such accounts. The Funds shall not be used for any purpose that is not expressly provided for in this Agreement.

5.2         Computershare will only draw upon the Funds in such account(s) as required from time to time in order to make payment to the Company and any applicable tax withholding payments. Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by Computershare in accordance with this Section 5, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to Company, any holder or any other party.

5.3         Computershare is acting as Agent hereunder and is not a debtor of Company in respect of the Funds.

6.	Completion of Subscription Offer

6.1         Upon completion of the Subscription Offer, Agent shall request the transfer agent for the Common Stock to issue the appropriate number of shares of the Additional Common Stock as required in order to effectuate the Subscriptions.

6.2         The Rights shall be issued in registered, book-entry form only. Agent shall keep books and records of the registration, transfer and exchange of the Rights (the “Rights Register”).

6.3         All of the Rights issued upon any registration of transfer or exchange of the Rights shall be the valid obligations of Company, evidencing the same obligations and entitled to the same benefits under this Agreement as the Rights surrendered for such registration of transfer or exchange; provided, that until such transfer or exchange is registered in the Rights Register, Company and Agent may treat the registered holder thereof as the owner for all purposes.

6.4         For so long as this Agreement shall be in effect, Company will reserve for issuance and keep available free from preemptive rights a sufficient number of shares of the Additional Common Stock to permit the exercise in full of all of the Rights issued pursuant to the Subscription Offer.

6.5         Company shall take any and all action, including, without limitation, obtaining the authorization, consent, lack of objection, registration or approval of any governmental authority, or the taking of any other action under the laws of the United States of America or any political subdivision thereof, to insure that all of the shares of the Additional Common Stock issuable upon the exercise of the Rights (subject to payment of the Subscription Price) will be duly and validly issued and fully paid and non-assessable shares of the Common Stock, free from all preemptive rights and taxes, liens, charges and security interests created by or imposed upon Company with respect thereto.

6.6         Company shall, from time to time, take all action necessary or appropriate to obtain and keep effective all registrations, permits, consents and approvals of the Securities and Exchange Commission and any other governmental agency or authority and make such filings under federal and state laws, which may be necessary or appropriate in connection with the issuance, sale, transfer and delivery of the Rights or the Additional Common Stock issued upon the exercise of the Rights.

7.           Procedure for Discrepancies Agent shall follow its regular procedures to attempt to reconcile any discrepancies between the number of shares of Additional Common Stock that any Subscription Form may indicate are to be issued to a stockholder upon the exercise of the Rights and the number that the Record Stockholders List indicates may be issued to such stockholder. In any instance where Agent cannot reconcile such discrepancies by following such procedures, Agent will consult with Company for instructions as to the number of shares of Additional Common Stock, if any, Agent is authorized to issue. In the absence of such instructions, Agent is authorized not to issue any shares of Additional Common Stock to such stockholder and will return to the subscribing stockholder (at Agent’s option by either first class mail under a blanket surety bond or insurance protecting Agent and Company from losses or liabilities arising out of the non-receipt or non-delivery of the Subscription Form or by registered mail insured separately for the value of the applicable Rights) to such stockholder’s address as set forth in the Subscription Form, any Subscription Form delivered to Agent, any other documents delivered therewith and a letter explaining the reason for the return of such documents.

8.	Procedure for Deficient Items

8.1         Agent shall examine the Subscription Form(s) received by it as agent to ascertain whether they appear to have been completed and executed in accordance with the Subscription Offer. In the event that Agent determines that any Subscription Form does not appear to have been properly completed or executed, or to be in proper form, or any other deficiency in connection with the Subscription Form appears to exist, Agent shall follow, where possible, its regular procedures to attempt to cause such irregularity to be corrected. Agent is not authorized to waive any deficiency in connection with the Subscription, unless Company provides written authorization to waive such deficiency.

8.2         If a Subscription Form specifies that shares of the Additional Common Stock are to be issued to a person other than the person in whose name a surrendered Right is registered, Agent will not issue such shares until such Subscription Form has been properly endorsed with the signature guaranteed in a manner acceptable to Agent (or otherwise put in proper form for transfer).

8.3         If any such deficiency is neither corrected nor waived, Agent will return to the subscribing stockholder (at Agent’s option by either first class mail under a blanket surety bond or insurance protecting Agent and Company from losses or liabilities arising out of the non-receipt or non-delivery of the Subscription Form or by registered mail insured separately for the value of the applicable Rights) to such stockholder’s address as set forth in the Subscription Form, any Subscription Form delivered to Agent, any other documents delivered therewith and a letter explaining the reason for the return of such documents.

9.	Tax Reporting

9.1         Agent shall prepare and file with the appropriate governmental agency and mail to each stockholder, as applicable, all appropriate tax information forms, including, but not limited to, Forms 1099-B, covering payments or any other distributions made by Agent pursuant to this Agreement during each calendar year, or any portion thereof, during which Agent performs services hereunder, as described in the attached Exhibit A. Any cost basis or tax adjustments required after the Effective Time will incur additional fees.

9.2        With respect to any surrendering stockholder whose TIN has not been certified as correct, Agent shall deduct and withhold the appropriate backup withholding tax from any payment made to such stockholder pursuant to the Internal Revenue Code.

9.3         Should any issue arise regarding federal income tax reporting or withholding, Agent shall take such reasonable action as Company may reasonably request in writing. Such action may be subject to additional fees.

10.	Unresponsive Payees; Unclaimed Property

10.1       After the eight month anniversary of the Effective Time, Computershare may cause the performance of a more in-depth search for the purpose of locating unresponsive payees of checks representing any uncashed payments resulting from this Subscription Offer and locating and/or contacting holders who have not yet cashed their checks representing overpayment of subscription application funds, which checks are older than 180 days and who have already received the required unresponsive payee notification under Rule 17Ad-17, in each case using the services of a locating service provider selected by Computershare (“Service Provider”), which Service Provider may be an affiliate of Computershare. Such Service Provider may compensate Computershare for processing and other services Computershare provides in connection with such services, including providing Computershare a portion of its fees. Such Service Provider shall inform any such located and/or contacted stockholders that they may choose (I) to contact Computershare directly to receive a check for payment at no charge other than any applicable fees contemplated by this Agreement or (II) to utilize the services of such Service Provider for a fee, which may not exceed approximately 10% of the total value of such stockholder’s uncashed payment or the maximum statutory fee permitted by the applicable state jurisdiction; provided that such processing fee shall not include or limit applicable fees to replace lost certificates. If the Company selects a locating and/or asset reunification service provider other than one selected by Computershare, then Computershare shall not be responsible for the terms of any agreement with such provider and additional fees may apply.

Pursuant to Section 11.9 of this Agreement, the Company hereby authorizes and instructs Computershare to provide to Service Provider on behalf of Computershare or Company pursuant to this Article I, Section 10:

(i)	aggregate data of stockholders who have not cashed their checks representing return of funds related to the Offer and Company information, including number of accounts, value Uncashed checks, effective date and type of transaction, second mailing date (if applicable), and information concerning this Section 10, in order for the Service Provider to determine the feasibility of providing locating and/or asset reunification services; and

(ii)	upon determination by the Service Provider that a stockholder locating and/or asset reunification program will be implemented and after notification of implementation to Company by Computershare (including by e-mail):

(1)	a complete file of stockholders including those with outstanding payments, who have not yet cashed their checks representing payment of any subscription refund

(2)	preliminary escheatment files of of stockholders with uncashed checks (used to block accounts that may not be serviced under the program based on state unclaimed property laws); and

(iii)	view only access to stockholder data (during the time a program is in place) for the limited purposes of verifying account information and reconciliation for program eligible accounts and to Company information related to the transaction such as the expiration date.

10.2       Agent shall report unclaimed property to each state in compliance with state laws. Agent will charge Purchaser its standard fees plus expenses (including the cost of due diligence mailings) for such services.

11.	Authorizations and Protections

As agent for Company hereunder, Agent:

11.1       Shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by Agent and Company;

11.2       Shall have no obligation to deliver the Additional Common Stock unless Company shall have provided a sufficient number of shares of the Additional Common Stock to satisfy the exercise of the Rights by holders as set forth hereunder;

11.3       Shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of any certificates, if applicable, or the Rights represented thereby surrendered hereunder or the Additional Common Stock issued in exchange therefor, and will not be required to or be responsible for and will make no representations as to, the validity, sufficiency, value or genuineness of the Subscription Offer;

11.4       Shall not be obligated to take any legal action hereunder; if, however, Agent determines to take any legal action hereunder, and where the taking of such action might, in Agent’s judgment, subject or expose it to any expense or liability, Agent shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;

11.5       May rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to Agent and believed by Agent to be genuine and to have been signed by the proper party or parties;

11.6       Shall not be liable or responsible for any recital or statement contained in the Subscription Offer or any other documents relating thereto;

11.7       Shall not be liable or responsible for any failure of the Company or any other party to comply with any of its covenants and obligations relating to the Subscription Offer, including without limitation obligations under applicable securities laws;

11.8       Shall not be liable to any holder of the Rights for any Additional Common Stock or dividends thereon or, if applicable, and any related unclaimed property that has been delivered to a public official pursuant to applicable abandoned property law;

11.9       May, from time to time, rely on instructions provided by Company concerning the services provided hereunder. Further, Agent may apply to any officer or other authorized person of Company for instruction and may consult with legal counsel for Agent or Company with respect to any matter arising in connection with the services provided hereunder. Agent and its agents and subcontractors shall not be liable and shall be indemnified by Company under Section 13.2 of this Agreement for any action taken or omitted by Agent in reliance upon any Company instructions or upon the advice or opinion of such counsel. Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Company;

11.10     May rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an eligible guarantor institution that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable signature guarantee program or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed;

11.11     Either in connection with, or independent of the instruction term in Section 10.9, above, Agent may consult counsel satisfactory to Agent (including internal counsel), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by Agent hereunder in good faith and in reliance upon the advice of such counsel;

11.12     May perform any of its duties hereunder either directly or by or through agents or attorneys and Agent shall not be liable or responsible for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care hereunder; and

11.13       Is not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person.

12.	Representations, Warranties and Covenants

12.1 Agent. Agent represents and warrants to Company that:

(a)	Governance. Trust Company is a federally chartered trust company duly organized, validly existing, and in good standing under the laws of the United States and Computershare is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and each has full power, authority and legal right to execute, deliver and perform this Agreement; and

(b)	Compliance with Laws. The execution, delivery and performance of this Agreement by Agent has been duly authorized by all necessary action, constitutes the legal, valid and binding obligation of Agent enforceable against Agent in accordance with its terms, will not require the consent of any third party that has not been given, and will not violate, conflict with or result in the breach of any material term, condition or provision of (A) any existing law, ordinance, or governmental rule or regulation to which Agent is subject, (B) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority applicable to Agent, (C) Agent’s incorporation documents or by-laws, or (D) any material agreement to which Agent is a party.

12.2 Company. Company represents and warrants to Agent that:

(a)	Governance. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and it has full power, authority and legal right to enter into and perform this Agreement;

(b)	Compliance with Laws. The execution, delivery and performance of this Agreement by Company has been duly authorized by all necessary action, constitutes the legal, valid and binding obligation of Company enforceable against Company in accordance with its terms, will not require the consent of any third party that has not been given, and will not violate, conflict with or result in the breach of any material term, condition or provision of (A) any existing law, ordinance, or governmental rule or regulation to which Company is subject, (B) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority applicable to Company, (C) Company’s incorporation documents or by-laws, (D) any material agreement to which Company is a party, or (E) any applicable stock exchange rules;

(c)	Securities Laws. Registration statements under the 1933 Act and the Securities Exchange Act of 1934 (the “1934 Act”) have been filed and are currently effective, or will be effective prior to the sale of any Additional Common Stock, and will remain so effective, and all appropriate state securities law filings have been made with respect to all of the Additional Common Stock being offered for sale, except for any shares of Additional Common Stock which are offered in a transaction or series of transactions which are exempt from the registration requirements of the 1933 Act, 1934 Act and state securities laws; Company will immediately notify Agent of any information to the contrary; and

(d)	Shares. The Additional Common Stock issued and outstanding on the date hereof have been duly authorized, validly issued and are fully paid and are non-assessable; and any Additional Common Stock to be issued hereafter, when issued, shall have been duly authorized, validly issued and fully paid and will be non-assessable.

13.	Indemnification and Limitation of Liability

13.1 Liability. Agent shall only be liable for any loss or damage determined by a court of competent jurisdiction to be a result of Agent’s gross negligence or willful misconduct; provided that any liability of Agent will be limited in the aggregate to the amounts paid hereunder by Company to Agent as fees and charges, but not including reimbursable expenses.

13.2 Indemnity. Company shall indemnify and hold Agent harmless from and against, and Agent shall not be responsible for, any and all losses, claims, damages, costs, charges, penalties and related interest, counsel fees and expenses, payments, expenses and liability (collectively, “Losses”) arising out of or attributable to Agent’s duties under this Agreement or this appointment, including the reasonable costs and expenses of defending itself against any Loss or enforcing this Agreement, except for any liability of Agent as set forth in Section 13.1, above.

14          Damages Notwithstanding anything in this Agreement to the contrary, neither party shall be liable to the other for any incidental, indirect, special or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits, occasioned by a breach of any provision of this Agreement even if apprised of the possibility of such damages.

15.	Confidentiality

15.1 Definition. “Confidential Information” shall mean any and all technical or business information relating to a party, including, without limitation, financial, marketing and product development information, shareholder data (including any non-public information of such Shareholder), proprietary information, and the terms and conditions (but not the existence) of this Agreement, that is disclosed or otherwise becomes known to the other party or its affiliates, agents or representatives before or during the term of this Agreement. Confidential Information constitutes trade secrets and is of great value to the owner (or its affiliates). Confidential Information shall not include any information that is: (a) already known to the other party or its affiliates at the time of the disclosure; (b) publicly known at the time of the disclosure or becomes publicly known through no wrongful act or failure of the other party; (c) subsequently disclosed to the other party or its affiliates on a non-confidential basis by a third party not having a confidential relationship with the owner and which rightfully acquired such information; or (d) independently developed by one party without access to Confidential Information of the other.

15.2 Use and Disclosure. All Confidential Information of a party will be held in confidence by the other party with at least the same degree of care as such party protects its own confidential or proprietary information of like kind and import, but not less than a reasonable degree of care. Neither party will disclose in any manner Confidential Information of the other party in any form to any person or entity without the other party’s prior consent. However, each party may disclose relevant aspects of the other party’s Confidential Information to its officers, affiliates, agents, subcontractors and employees to the extent reasonably necessary to perform its duties and obligations under this Agreement and such disclosure is not prohibited by applicable law. Without limiting the foregoing, each party will implement physical and other security measures and controls designed to protect (a) the security and confidentiality of Confidential Information; (b) against any threats or hazards to the security and integrity of Confidential Information; and (c) against any unauthorized access to or use of Confidential Information. To the extent that a party delegates any duties and responsibilities under this Agreement to an agent or other subcontractor, the party ensures that such agent and subcontractor are contractually bound to confidentiality terms consistent with the terms of this Section 15.

15.3 Required or Permitted Disclosure. In the event that any requests or demands are made for the disclosure of Confidential Information, other than requests to Agent for Shareholder records pursuant to standard subpoenas from state or federal government authorities (e.g., divorce and criminal actions), the party receiving such request will promptly notify the other party to secure instructions from an authorized officer of such party as to such request and to enable the other party the opportunity to obtain a protective order or other confidential treatment, unless such notification is otherwise prohibited by law or court order. Each party expressly reserves the right, however, to disclose Confidential Information to any person whenever it is advised by counsel that it may be held liable for the failure to disclose such Confidential Information or if required by law or court order.

15.4 Unauthorized Disclosure. As may be required by law and without limiting any party’s rights in respect of a breach of this Section 14, each party will promptly:

(a)	Notify the other party in writing of any unauthorized possession, use or disclosure of the other party’s Confidential Information by any person or entity that may become known to such party;

(b)	Furnish to the other party full details of the unauthorized possession, use or disclosure; and

(c)	Use commercially reasonable efforts to prevent a recurrence of any such unauthorized possession, use or disclosure of Confidential Information.

15.5 Costs. Each party will bear the costs it incurs as a result of compliance with this Section 14.

16.	Compensation and Expenses

16.1       Company shall pay to Agent compensation in accordance with the fee schedule attached as Exhibit C hereto, together with reimbursement for reasonable fees and disbursements of counsel, regardless of whether any Rights are surrendered to Agent, for Agent’s services hereunder.

16.2       Company shall be charged for certain expenses advanced or incurred by Agent in connection with Agent’s performance of its duties hereunder. Such charges include, but are not limited to, stationery and supplies, such as checks, envelopes and paper stock, as well as any disbursements for telephone and document creation and delivery. While Agent endeavors to maintain such charges (both internal and external) at competitive rates, these charges may not reflect actual out-of-pocket costs, and may include handling charges to cover internal processing and use of Agent’s billing systems.

16.3       If any out-of-proof condition caused by Company or any of its prior agents arises during any terms of this agreement, Company will, promptly upon Agent’s request, provide Agent with funds or shares sufficient to resolve the out-of-proof condition.

16.4       All amounts owed to Agent hereunder are due within thirty (30) days of the invoice date. Delinquent payments are subject to a late payment charge of one and one half percent (1.5%) per month commencing forty-five (45) days from the invoice date. Company agrees to reimburse Agent for any attorney’s fees and any other costs associated with collecting delinquent payments.

16.5       Company is responsible for all taxes, levies, duties, and assessments levied on services purchased under this Agreement (collectively, “Transaction Taxes”). Computershare is responsible for collecting and remitting Transaction Taxes in all jurisdictions in which Computershare is registered to collect such Transaction Taxes. Computershare shall invoice Company for such Transaction Taxes that Computershare is obligated to collect upon the furnishing of services provided hereunder. Company shall pay such Transaction Taxes according to the terms in Section 16.1, above. Computershare shall timely remit to the appropriate governmental authorities all such Transaction Taxes that Computershare collects from Company. To the extent that Company provides Computershare with valid exemption certificates, direct pay permits, or other documentation that exempts Computershare from collecting Transaction Taxes from Company, invoices issued for services hereunder provided after Computershare’s receipt of such certificates, permits, or other documentation will not reflect exempted Transaction Taxes. Computershare is solely responsible for the payment of all personal property taxes, franchise taxes, corporate excise or privilege taxes, property or license taxes, taxes relating to Computershare’s personnel, and taxes based on Computershare’s net income or gross revenues relating to services provided hereunder.

17.         Termination Either party may terminate this Agreement upon thirty (30) days’ prior written notice to the other party. Unless so terminated, this Agreement shall continue in effect until ninety (90) days following the Expiration Time. In the event of such early termination, Company will appoint a successor agent and inform Agent of the name and address of any successor agent so appointed, provided, that no failure by Company to appoint such a successor agent shall affect the termination of this Agreement or the discharge of Agent as agent hereunder. Upon any such termination, Agent shall be relieved and discharged of any further responsibilities with respect to its duties hereunder. Upon payment of all outstanding fees and expenses hereunder, Agent shall promptly forward to Company or its designee any Subscription Forms or other documents relating to the Subscription Offer that Agent may receive after its appointment has so terminated.

18.         Assignment Neither this Agreement nor any rights or obligations hereunder may be assigned by Company or Agent without the written consent of the other; provided, however, that Agent may, without further consent of Company, assign any of its rights and obligations hereunder to any affiliated agent registered under Rule 17Ac2-1 promulgated under the 1934 Act.

19.	Subcontractors and Unaffiliated Third Parties

19.1                  Subcontractors. Agent may, without further consent of Company, subcontract with (a) any affiliates, or (b) unaffiliated subcontractors for such services as may be required from time to time (e.g., lost shareholder searches, escheatment, telephone and mailing services); provided, however, that Agent shall be as fully responsible to Company for the acts and omissions of any subcontractor as it is for its own acts and omissions.

19.2                  Unaffiliated Third Parties. Nothing herein shall impose any duty upon Agent in connection with or make Agent liable for the actions or omissions to act of unaffiliated third parties (other than subcontractors referenced in Section 19.1, above) such as, by way of example and not limitation, airborne services, delivery services, the U.S. mails, and telecommunication companies, provided, if Agent selected such company, Agent exercised due care in selecting the same.

20.	Miscellaneous

20.1         Notices. All notices, demands and other communications given pursuant to the terms and provisions hereof shall be in writing, shall be deemed effective on the date of receipt, and may be sent by overnight delivery services, or by certified or registered mail, return receipt requested to:

If to Company:	with an additional copy to:

The Gabelli Multimedia Trust Inc.	John Ball, jball@gabelli.com
One Corporate Center
Rye, NY 10580
PGoldstein@gabelli.com
Attn: Peter Goldstein

The Gabelli Multimedia Trust Inc.
One Corporate Center
Rye, NY 10580
Attn: John Ball

If to Agent: Computershare Inc. 480 Washington Blvd., 26th Floor Jersey City, NJ 07310 Attn: Corp Actions Relationship Manager	with an additional copy to: Computershare Inc. 150 Royall Street Canton, MA 02021 Attn: Legal Department

Or

Computershare Inc.

150 Royall Street

Canton, MA 02021

Attn: Corp Actions Relationship Manager

Or

Computershare Inc.

462 S. 4th Street, 7th Floor

Louisville, KY 40202

Attn: Corp Actions Relationship Manager

20.2       No Expenditure of Funds. No provision of this Agreement shall require Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it shall believe in good faith that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

20.3       Publicity. Neither party hereto shall issue a news release, public announcement, advertisement, or other form of publicity concerning the existence of this Agreement or the services to be provided hereunder without obtaining the prior written approval of the other party, which may be withheld in the other party’s sole discretion; provided, that Agent may use Company’s name in its customer lists or otherwise as required by law or regulation.

20.4       Successors. All the covenants and provisions of this Agreement by or for the benefit of Company or Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

20.5       Amendments. This Agreement may be amended or modified by a written amendment executed by the parties hereto and, to the extent required, authorized by a resolution of the Board of Directors of Company.

20.6       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

20.7       Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of New York, without regard to principles of conflicts of law. The parties hereto irrevocably (a) submit to the non-exclusive jurisdiction of any New York State court sitting in New York City or the United States District Court for the Southern District of New York in any action or proceeding arising out of or relating to this Agreement, (b) waive, to the fullest extent they may effectively do so, any defense based on inconvenient forum, improper venue or lack of jurisdiction to the maintenance of any such action or proceeding, and (c) waive all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby. Agent shall not be required hereunder to comply with the laws or regulations of any country other than the United States of America or any political subdivision thereof. Agent may consult with foreign counsel, at Company’s expense, to resolve any foreign law issues that may arise as a result of Company or any other party being subject to the laws or regulations of any foreign jurisdiction.

20.8       Force Majeure. Agent will not be liable for any delay or failure in performance when such delay or failure arises from circumstances beyond its reasonable control, including without limitation acts of God, acts of government in its sovereign or contractual capacity, acts of public enemy or terrorists, acts of civil or military authority, war, riots, civil strife, terrorism, blockades, sabotage, rationing, embargoes, epidemics, pandemics, outbreaks of infectious diseases or any other public health crises, earthquakes, fire, flood, other natural disaster, quarantine or any other employee restrictions, power shortages or failures, utility or communication failure or delays, labor disputes, strikes, or shortages, supply shortages, equipment failures, or software malfunctions.

20.9       Third Party Beneficiaries. The provisions of this Agreement are intended to benefit only Agent, Company and their respective permitted successors and assigns. No rights shall be granted to any other person by virtue of this Agreement, and there are no third party beneficiaries hereof.

20.10     Survival. All provisions regarding indemnification, warranty, liability and limits thereon, compensation and expenses and confidentiality and protection of proprietary rights and trade secrets shall survive the termination or expiration of this Agreement.

20.11     Priorities. In the event of any conflict, discrepancy, or ambiguity between the terms and conditions contained in (a) this Agreement, (b) any exhibits, schedules or attachments hereto, and (c) the Subscription Offer, the terms and conditions contained in this Agreement shall take precedence.

20.12     Merger of Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

20.13     No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

20.14     Descriptive Headings. Descriptive headings contained in this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

20.15     Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

[The remainder of this page has been intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the Effective Date hereof.

GABELLI MULTIMEDIA TRUST

By:
Name:	John C. Ball
Title:	President

COMPUTERSHARE INC. and

COMPUTERSHARE TRUST COMPANY, N.A.

For both entities

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

Exhibit A	Tax Instruction and Cost Basis Information Letter
Exhibit B	Wire Instructions
Exhibit C	Schedule of Fees

Exhibit A;

Section 1

Standard Tax Reporting Instructions

Pursuant to the Emergency Economic Stabilization Act of 2008, financial intermediaries such as Computershare must report cost basis for certain types of securities acquired after January 1, 2011 to both security holders and the IRS. In preparation for the year-end tax reporting to be performed by Computershare under our service agreement for the corporate actions event described in Section 2 of this agreement, please (a) complete the below Year End Tax Reporting Package and (b) provide us with the pertinent issuer statement (i.e., hard copy or website link requested in Section 4 below) as required of issuers under Internal Revenue Code Section 6045B and the underlying Treasury regulations.

In the event that you have not yet produced the issuer statement, kindly provide us with the requisite information at your earliest convenience when completed. You may find it helpful to refer to the below link on the IRS website for some background information regarding the issuer’s obligation to produce the issuer statement.

https://www.irs.gov/forms-pubs/form-8937-report-of-organizational-actions-affecting-basis-of-securities

Please review, complete, execute and return the Year End Tax Reporting Package or the Form 8937, attached documents via e-mail. By requesting cost basis information, Computershare has fulfilled its regulatory obligation. Failure to provide correct basis information may result in a liability to you as an issuer, but if we can provide additional details, please feel free to call upon us.

Additional information may be required based on the completion of the information provided below.

PLEASE NOTE: If IRC sections 302/304 apply to this Corporate Actions event, please reach out to the Corporate Actions Relationship Manager listed on Wire Instruction Exhibit of this Agreement to provide further details.

Year End Tax Reporting Package

Computershare cannot provide tax advice for purposes of completing this worksheet. Please consult your tax counsel to determine your respective tax reporting requirements.

Shareholder accounts without certified TIN, or certification of foreign status on our system of record will be subject to backup withholding tax at the applicable rate in accordance with IRS rules and regulations regarding 1099 tax reporting. The applicable backup withholding tax deducted from their payment will be remitted to the Internal Revenue Service (IRS). Holders will need to claim any refund of over withholding directly from the IRS and not Computershare. Please note residents or holders that are uncertified, and reside in the state of CA will be withheld an additional 7% which will be remitted to the state of CA.

Important: Computershare uses Constructive Receipt (refer to below definition) reporting for its standard tax reporting default. Deviations from our Standard Default Tax Terms, late submissions and subsequent corrections after the event is over will be subject to additional fees, by appraisal. If Computershare does not receive the completed tax letter by the expiration of the offer /effective date of the distribution or exchange, Computershare will use our Standard Default Tax Terms.

Computershare will perform form suppression on de minimis reporting for the following: on 1099-B tax forms less than $20 in proceeds and fractional share issuance if no withholding; 1099-DIV tax forms less than $10 in dividend income if no withholding.

Computershare will not be liable for any IRS penalties resulting from any client changes to this tax letter or client delay in any final tax instructions that will alter our initial tax reporting instructions. Should any withholding be remitted late to the IRS as a result of any changes to your initial tax reporting instructions. Company and/or Purchaser will be responsible for obligations related to penalties and interest as noted under the Section of the Agreement titled “Indemnification and Limitation of Liability.”

Definitions:

Constructive Receipt: Constructive Receipt means that any corporate action exchange proceeds would be reported to the IRS in the year the merger is effective, whether or not the shareholder has presented the requisite and valid documentation in such year.

Standard Default Tax Terms: The share consideration (if any) is considered a non-taxable event with no Fair Market Value Reporting (FMV) on shares. Principal and CIL are reported on form 1099B as constructive receipt. In the event of an exchange, dividends declared after the effective date, will accrue on the shares issuable to un-exchanged holders and tax reported “as if” paid currently.

Section 2 – Client Information

Client Name: Gabelli Multimedia Trust

Tax ID/EIN: 13-3767317

Issue Description/Type: 36239Q109 (common shares) and 36239Q166 (rights)

CUSIP Number(s): 36239Q109 (common shares) and 36239Q166 (rights)

Will you require Computershare to perform tax reporting services for this transaction?

■ Yes                 ☐ No***

***If you mark the above box “No”, an explanation of either how the consideration will be tax reported, or why tax reporting is not applicable (i.e. K1, W-2, etc.), is required. Please provide this explanation in Section 5 where it indicates “If you answered “No” in Section 2.

Section 3 – Standard 1099 Reporting

3.A – Principal payment / cash in lieu of fractional shares

If 3.A is not applicable, please check here and move to 3.B   ■

Computershare to report principal payment on Form 1099-B.

Yes, on Form 1099-B ☐ Yes, on a form other than Form 1099-B. Please complete Section 3.C ☐

Computershare to report cash in lieu payment for fractional shares made to holders.

Yes, on Form 1099-B ☐ Yes, on a form other than Form 1099-B. Please complete Section 3.C ☐

3.B – Dividend Reporting (including accrued dividends for unexchanged accounts)

If 3.B is not applicable, please check here and move to Section 3.C  ■

Dividends that have been paid in conjunction with Corporate Actions payments, deemed or accrued, such payment will be reported as Constructive Receipt on Form 1099-DIV or 1042-S.

Computershare to report dividends on Forms 1099-DIV / 1042-S.

Yes, Form 1099-DIV/1042-SB ☐ Yes, on a form other than Form 1099-DIV/1042=S. ☐   Please explain

Did the Company and or Purchaser distribute qualified dividends (100% ordinary & 100% qualified) for this tax year on the Newco shares?

Yes   ☐          *No   ☐

*If no, please provide us with your worksheet to ensure all reportable income or reclassification income, paid by Computershare as agent, is reported correctly. Please note that up to five decimal points can be utilized in the reallocation process. If you choose to use less than five decimal points this could result in rounding issues. Due to time constraints inherent with tax season, we will not be able to re-run tax forms due to rounding issues. Please provide us with your worksheet reflecting all distributions for this applicable tax year.

3.C – Additional reporting

 If 3.C is not applicable, please check here and move to Section 4   ■

Does any of the following reporting need to be performed by Computershare for cash paid (i.e., principal, cash in lieu) if not to be tax reported on Form 1099-B?

1099-INT    ☐    1099-OID    ☐    1099-MISC    ☐    1099-DIV    ☐    1042-S    ☐

If you selected 1099-INT, 1099-OID or 1099-MISC above, please complete the below. Specify which box on the Form should be used for reportable amounts:

Reporting Box for 1099-INT:

Reporting Box for 1099-OID:

Reporting Box for 1099-MISC:

If you selected 1099-DIV and/or 1042-S above, please complete the below.

Reporting for merger consideration (other than accrued and unpaid dividends as outlined below), on Form 1099-DIV and/or 1042-S is as follows:

Section 4 – Cost Basis

Please provide a copy of the completed Issuer Statement (IRS Form 8937) or link to where the Tax & Cost Basis information can be found. If you are unable to provide the link or information pertaining to the Issuer Statement or such IRS filing requirement does not apply, you must answer the questions below.

What are the Cost Basis implications due to this Corporate Action? Please include the details of any calculation that needs to be applied to existing cost basis or provide an explanation if the IRS filing requirement for Form 8937 does not apply to this event.

Section 5 – Additional Information

Did any of the following corporate changes occur during the same year in which this corporate action took place?

a) Name Change?	Yes	No
b) Tax Id Number Change?	Yes	No
c) CUSIP Number Change?	Yes	No
d) Cash Liquidating Distribution	Yes	No
e) Non-Cash Liquidating Distribution	Yes	No
f) Sale of Rights payment	Yes	No

Is any additional tax reporting required, other than what has been stated in Section 3 above (specify below)?

If you answered “No” in Section 2 above indicating that you do not require Computershare to perform tax reporting, please explain below.

Section 6 – Additional Information continued

Is any additional tax withholding required other than what has been stated in Section 3 above (specify below)?

Section 7

Fair Market Value (FMV) Tax Reporting Instructions

Pursuant to the Emergency Economic Stabilization Act of 2008, financial intermediaries such as Computershare must report cost basis for certain types of securities acquired after January 1, 2011 to both security holders and the IRS. In preparation for the year-end tax reporting to be performed by Computershare under our service agreement for the corporate actions event described in Section 1 of this agreement, please (a) complete the below Tax and Cost Basis package and (b) provide us with the pertinent issuer statement (i.e., hard copy or website link requested in Section 8 below) as required of issuers under Internal Revenue Code Section 6045B and the underlying Treasury regulations.

In the event that you have not yet produced the issuer statement, kindly provide us with the requisite information at your earliest convenience when completed. You may find it helpful to refer to the below link on the IRS website for some background information regarding the issuer’s obligation to produce the issuer statement.

https://www.irs.gov/forms-pubs/form-8937-report-of-organizational-actions-affecting-basis-of-securities

Please review, complete, execute and return the below Tax Letter and either the Cost Basis word document or the Form 8937, attached documents via e-mail. By requesting cost basis information, Computershare has fulfilled its regulatory obligation. Failure to provide correct basis information may result in a liability to you as an issuer, but if we can provide additional details, please feel free to call upon us.

Additional information may be required based on the completion of the information provided below.

PLEASE NOTE: If 302/304 Tax Reporting is requirements please reach out to the Corporate Actions Relationship Manager listed on the Wire Instruction Exhibit of this Agreement

Year End Tax Reporting Package

Computershare cannot provide tax advice for purposes of completing this worksheet. Please consult your tax counsel to determine your respective tax reporting requirements.

Shareholder accounts without certified TIN, or foreign status on our system of record will be subject to backup withholding tax at the applicable rate in accordance with IRS rules and regulations regarding 1099 tax reporting. The applicable backup withholding tax deducted from their payment will be remitted to the Internal Revenue Service (IRS). Holders will need to claim any refund of over withholding directly from the IRS and not Computershare. Please note residents or holders that are uncertified, and reside in the state of CA will be withheld an additional 7% which will be remitted to the state of CA.

Important: Computershare uses Constructive Receipt reporting for its standard tax reporting default. Deviations from our Standard Default Tax Terms, late submissions and subsequent corrections after the event is over will be subject to additional fees, by appraisal. If Computershare does not receive the completed tax letter by the expiration of the offer /effective date of the distribution or exchange, Computershare will use our Standard Default Tax Terms.

Fair Market Value Reporting (FMV) is subject to additional fees, by appraisal.

Computershare will perform form suppression on de minimis reporting for the following: on 1099-B tax forms less than $20 in proceeds and fractional share issuance if no withholding; 1099-DIV tax forms less than $10 in dividend income if no withholding.

Computershare will not be liable for any IRS penalties resulting from any client changes to this tax letter or client delay in any final tax instructions that will alter our initial tax reporting instructions. Should any withholding be remitted late to the IRS as a result of any changes to your initial tax reporting instructions. Company will be responsible for obligations related to penalties and interest as noted under the Section of the Agreement titled “Indemnification and Limitation of Liability.”

Definitions:

Constructive Receipt: Constructive Receipt means that any corporate action exchange proceeds would be reported to the IRS in the year the merger is finalized, regardless of whether the shareholder has already processed the exchange or not.

Standard Default Tax Terms: The share distribution is considered a non-taxable event with no Fair Market Value Reporting (FMV) on shares. Principal and CIL are reported on form 1099B as constructive receipt. In the event of an exchange, dividends declared after the effective date, will accrue on the shares issuable to un-exchanged holders.

Fair Market Value (FMV) tax reporting: Refers to an exchange where the share consideration) is treated as fully taxable and reportable on Form 1099-B at the per share valuation provided by client.

Section 8 – Client Information

Client Name: Gabelli Multimedia Trust, Inc.

*Tax ID/EIN: 13-3767317

*If FMV reporting is required, the Issuer (Acquirer) will be deemed the payor and you must provide your EIN for reporting purposes. In addition, Client must provide Computershare with completed IRS Form 2678 in order for Computershare to remit any backup withholding tax to the IRS on client’s behalf.

Issue Description/Type: 36239Q109 (common shares) and 36239Q166 (rights)

CUSIP Number(s): 36239Q109 (common shares) and 36239Q166 (rights)

Will you require Computershare to perform FMV tax reporting services for this transaction?

■ Yes    ☐ No***

***If you mark the above box “No” the value of all newly issued shares will NOT be tax reported to the holders and any cost basis and acquisition date of the surrendered target company shares will be carried over to the new shares. Please refer to Section 3.

Section 9

Fair Market Value reporting

We ask that you read each question below carefully and respond to each question accordingly as this questionnaire requires a great deal of attention.

Taxable Event Information

Please check one of the boxes below regarding the following statement.

This event requires Fair Market Value (FMV) reporting on Form 1099-B as the share consideration received in this transaction is a taxable event to former target holders and as such the basis of the new shares received will be the FMV rate and become covered shares (i.e., date of acquisition is the effective date).

True  ☐                         *False  ☐

*If the above statement is “False”, please provide an explanation as to why:

If the FMV share consideration is nontaxable, and not tax reportable, please confirm by checking a box below:

*True  ☐                       **False  ☐

*If you selected “True”, please explain briefly why the FMV share consideration is nontaxable, and whether the “cash” (if any) is tax reportable on Form 1099-B:

**If you selected “False” from the above, is the FMV of the share consideration treated as taxable and reportable on a 1099-B?

Yes  ☐                           *No  ☐

*If you selected “No”, please advise on the IRS Form & box number in which it should be reported:

Gross Proceeds Information

If the transaction with a shareholder should be reported on a 1099-B, and the full amount of the consideration is treated as taxable, is the FMV of the stock consideration, as well as the cash (if any), reportable on Form 1099-B in Box 1d as “Proceeds”?

Yes  ☐                           *No  ☐

*If you selected “No”, please advise on the rationale as to why the cash and/or stock is not considered as “proceeds” for 1099-B reporting purposes:

If Form 1099-B reporting is required, should Box 7 on the Form 1099-B (“Check if loss is not allowed based on amount in 1d”) be checked?

Yes  ☐                           *No  ☐

Backup Withholding Information

If you selected “Yes” and indicated that FMV of the share consideration is a taxable exchange and reportable on a 1099-B as “Proceeds”, - please advise on the following questions:

●	Is the share consideration subject to backup withholding? (Uncertified accounts would be entitled to a lowered share amount upon exchange due to withholding of shares to satisfy remittance to the IRS.)

Yes  ☐                           *No  ☐

*If you selected “No”, please provide the basis for selecting “No” so that Tax can review this further.

If you selected “Yes” and indicated that shares are subject to backup withholding, please confirm the following statement by selecting “Issuer/Acquirer Agrees”:

Computershare is hereby authorized by the Issuer/Acquirer to sell the appropriate number of shares from each shareholder’s share entitlement to cover applicable tax withholding obligations. The withholding obligation arises on the date the reportable consideration is paid. The shares sold to fund any backup withholding will be based on the amount of withholding required. The current share price may not be exactly the FMV price and may result in a shortage or overage that will either need to be returned to the company or covered by the company.

Issuer/Acquirer Agrees                                                              ☐

If you would prefer that Computershare does not fund the backup withholding obligation by selling the shares, the Issuer/Acquirer can fund the amount of backup withholding required to remit to the IRS in lieu of selling shares. Should you wish to proceed with this alternative, please select the box below:

Yes, we will fund the entire balance due in one single wire to Computershare for the backup withholding obligation ☐

If you checked the box above, to fund the backup withholding on FMV reporting, the funds you provided will be included in a “gross -up” calculation (to increase a net amount to include deductions, such as taxes, that would be incurred by the receiver) reported on a 1099-B as additional proceeds to the holder.

Fair Market Value (FMV)

Please provide the value per share associated with the FMV reporting of the share consideration:

Form 8937

Please provide a copy of the Issuer Statement (IRS Form 8937) or link to where the Tax & Cost Basis information can be found. If you are unable to provide the link or information pertaining to the Issuer Statement, you must answer the questions below.

What are the Tax & Cost Basis implications due to this Corporate Action? Please include the details of any calculation that needs to be applied to determine the per share basis of the share consideration received by the target’s holders.

EXHIBIT B

WIRE INSTRUCTIONS

COMPANY WIRE INSTRUCTIONS FOR SUBSCRIPTION FUNDS:

EXHIBIT C

SCHEDULE OF FEES

COMPUTERSHARE TRUST COMPANY, N.A.

SUBSCRIPTION AGENT FEE SCHEDULE FOR

GABELLI MULTIMEDIA TRUST INC.

RIGHTS OFFERING

A.	FEES FOR SERVICES *

	Subscription Agent Event Management Fee	$65,000.00
	Per subscription form issued and mailed	$5.00
	Per subscription form processed (registered and beneficial)	$15.00
	Per Over-Subscription processed (registered and beneficial)	$6.00
	Per defective subscription form received	$35.00
	Calculating pro-rata items, each	$8.00
	Per Notice of Guaranteed delivery received	$35.00
	DTC CUSIP Fee (pass through charge from DTC), per CUSIP	$1,500.00
	Per refund check issued and mailed, if applicable	$10.00
	Per Sale of Rights, each	$25.00
	Per DRS statement mailed	Included
	Extensions / Midnight expiration, if applicable	$5,000.00
	Tax Administration, if applicable	Included
	Legal Review	Included

*The above fees exclude expenses and assume the use of Computershare’s standard agency agreement and Subscription Form. We agree that in the event that the transaction and/or your services are begun but not completed for any reason, the above Project Management fee will be charged, plus the expense(s) associated with work performed up to the point Computershare is notified. It is required that this Agreement be executed on or before the Expiration Time. Mailing and processing will not begin until this Agreement has been executed by Company and Computershare. This fee schedule is based upon information provided to date and may be subject to change. All quoted pricing is valid for 90 days from issuance of quote.

CRM# A-6LTE7T

B.	SERVICES COVERED

●	Designating an operational team to carry out subscription agent duties, including document review and execution of legal agreement, review of Subscription Form and communication materials, project management, and on-going project updates and reporting

●	Converting [COMPANY NAME] shareholder file to Computershare’s corporate actions system

●	Coordinating the offering with the Depositary Trust Company

●	Interfacing with the information agent

●	Calculating the rights to be distributed to each shareholder

●	Printing shareholder information on the subscription form

●	Coordinating the mailing of subscription materials to shareholders with the information agent

●	Send Event Announcement E-mails to eligible holders providing access instructions and codes to enter the Website, as applicable

●	Providing a Website for eligible holders to submit their instructions and payments, if applicable

●	Tracking and reporting the number of subscriptions made, as required

●	Processing the rights received and exercised

●	Selling the rights as requested by shareholders

●	Depositing participant checks daily

●	Providing receipt summation of checks received

●	Prorating subscriptions as required

●	Forwarding funds to [Name of Company] at the end of the offering period

●	Calculating, issuing and mailing shares and refund checks

●	Calculating, issuing, mailing and collecting invoices, if applicable

●	Calculating, issuing and mailing of solicitation checks, if applicable

C.	ITEMS NOT COVERED

●	Items not specified in the “Services Covered” section set forth in this Agreement, including any services associated with new duties, legislation or regulatory fiat, which become effective after the date of this Agreement (these will be provided on an appraisal basis)

●	Surcharge(s) for services, including, without limitation, Project Management services, rendered outside of normal business hours (i.e. 6:00 p.m. - 8:00 a.m. Monday through Friday, weekends, and U.S. holidays observed by the New York Stock Exchange). Additional fees will be provided on an appraisal basis.

●	All expenses, such as telephone line charges, overprinting, certificates, checks, postage, stationery, wire transfers, and excess material disposal (these will be billed as incurred)

●	Reasonable legal review fees if referred to outside counsel

●	Additional charges may be assessed to Computershare for modifications, changes and edits to the website content document and/or the Offer Website, and will be passed through to Company, subject to Section 16 of the Agreement.

●	Special reporting requests (including, but not limited to, escheatment, reconciliation and audit reports) and requests to expedite processed items outside of our standard target of 7-10-day turnaround time

D.	ASSUMPTIONS

●	Fee schedule based upon information known at this time about the transaction

●	Significant changes made in the terms or requirements of this transaction could require modifications to this fee schedule

●	The Project management fee includes pre-launch and ongoing services related to the initial offer period, which are provided for up to 30 business days from our notice of appointment as Depositary. Any delay or other occurrence which causes the duration of the original service period to be extended beyond the initial offer period, will be subject to additional fees. An extension fee will apply for each subsequent ten (10) business day extension period or any part thereof, of the offer, commencing immediately following the original offer period.

●	Fee schedule must be executed prior to the initial mailing

●	Company responsible for printing of materials (rights card, prospectus and ancillary documents)

●	Material to be mailed to shareholders must be received no less than five (5) business days prior to the start of the mailing project

E.	Incidental Fees

Relevant incidental fees from the chart below may apply to your program; charges would only be billed if incurred.

Description	Amount
File Upload, Per File (if Computershare standard form) ● If file is not Computershare standard form ● File is received less than 3 days prior to effective date	$1,000 Additional $500 Additional $500
Per Underlying Exchange	$1,250
Per Additional Class	$1,000
Legal Fees for Changes to Standard T&Cs	$1,500
Midnight Expiration	$5,000
Extension (up to 10 business days per standard agreement)	$5,000
Special Reporting	By appraisal
Custom Web Enhancements	By appraisal
DTC Fee per New CUSIP (pass through expense)	$1,000
QuickCert Set-up Fee	$350
Dedicated 1-800 Telephone Line Service	$500
Set-up Automated Telephone Service	By appraisal
Annual Facility Fee (billed annually) ● 0 – 100 holders (at start of job) ● 101 – 2,500 holders (at start of job) ● 2,500 – 5,000 holders (at start of job) ● Over 5,000 holders (at start of job)	$500 $1,000 $1,500 $2,000
Subsequent Distribution ● < 100 accounts ● < 250 accounts ● < 500 accounts *501 +_accounts – contact Price Desk	$1,500 $2,500 $5,000
Per Item – Special Handling (restricted, etc.)	By appraisal
Per INIGO (Item Not in Good Order) for Voluntary Offers	$50
Per Withdrawal	$50
Per Guarantee Delivery	$50
Per Sale of Rights	$50
Per Certificate Issued (handling)	$12
Per QuickCert Issued (handling)	$8
Additional Mailings – Set-up Fee (plus per item if new population)	By appraisal
Per File Download/Export	$1,000
Per Wire USD	$100

Description	Amount
Per Wire Non-USD	$200
Per Wire Reject	$150
Refund Checks	$5.50
Sale of Fractional Shares in Open Market	$2,500
Onsite Support	$1,000/day + expenses
Requesting of Weekend/Holiday Processing	$200/hour
Expedited Program Support/Closing	$450/hour
DWAC, each	$110
Wire Transfers (inbound & outbound), each	$100
Per Item Rush Fee ● Same day ● Next day	$200 $100
Expediated Review and Set-up ● Less than 5 days ● Less than 3 days ● Less than 2 days ● Same day	$2,500 $5,000 $6,500 $8,500
Additional review cycles of the Website Content Document – Standard (First 3 are included)	$3,000
Additional review cycles of the Website Content Document – Simple (First 3 are included)	$1,200
Out of Hours Charge per person per hour (Minimum 4 hours)	$800
Project Restart Fee (for events that go dormant after approval to start creating the web)	$3,000
PDF Generations Processing fee “per PDF” (includes converted attachments, tax forms, statements)	$1.25

Email Campaigns - The cost of setting up and running any outbound email campaigns, such as announcements, invitations, reminders, follow-up.

●       < 5,000 accounts

●       < 5,001 – 15,000 accounts

●       < 15,001 – 30,000 accounts

*30,001 +_accounts – By appraisal

$2,000 $3,000 $3,600
Resend email/SMS Campaign, each (>20, no testing required)	$1,200
Ad hoc data exports – existing format (Standard is 1 per day, + 1 end of project) - Requests for additional reports beyond those provided as standard.	$400
Post-go-live DB updates/changes - This fee covers the importation of a replacement database of holders. This may occur if there is a requirement to omit previously transacted holders or are new holders,	$600

Description	Amount

Short Notice Fee - Web Supported Programs= less than 4 full business days, ET (excludes afterhours surcharges)

This fee applies to any project where the notice period is below the standard minimum of 4 full business days.

●       < 5,000 accounts

●       < 5,001 – 15,000 accounts

●       < 15,001 – 30,000 accounts

*30,001 +_accounts – By appraisal

$3,000 $14,400 $20,000
Extending a Web Event - per 30 days, up to 9 months	$5,400

F.	PAYMENT FOR SERVICES

The Project Management fee will be rendered and payable on the effective date of the transaction. An invoice for any expense and per item fees realized will be rendered and payable on a monthly basis, except for postage expenses in excess of $5,000. Funds for such mailing expenses must be received one (1) business day prior to the scheduled mailing date, provided, however, that Agent shall provide five (5) business days’ notice of any such amount to be paid.

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